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                                                                      EXHIBIT 21

                         Airgas, Inc. and Subsidiaries


Corporation Name                                     Domicile
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
Airgas Canada, Inc.                                  Canada
Airgas Carbonic, Inc.                                DE
Airgas Data, LLC                                     DE
Airgas East, Inc.                                    DE
Airgas Great Lakes, Inc.                             DE
Airgas Gulf States, Inc.                             DE
Airgas Intermountain, Inc.                           CO
Airgas International, Inc.                           VI
Airgas Mid America, Inc.                             DE
Airgas Mid South, Inc.                               DE
Airgas Nor Pac, Inc.                                 DE
Airgas Northern California & Nevada, Inc.            DE
Airgas North Central, Inc.                           DE
Airgas Realty, Inc.                                  DE
Airgas S.A. de C.V.                                  Mexico
Airgas Safety, Inc.                                  DE
Airgas South, Inc.                                   DE
Airgas Southwest, Inc.                               DE
Airgas Specialty Gases, Inc.                         TX
Airgas West, Inc.                                    CA
ATNL, Inc.                                           DE
Nitrous Oxide Corp.                                  DE
Puritan Medical Products, Inc.                       DE
Radnor Funding Corp.                                 DE
Red-D-Arc, Inc.                                      NV
Red-D-Arc Limited                                    Canada
Rutland Tool & Supply Co., Inc.                      CA
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